Exhibit 99.1

Contact: Investor Relations and Corporate Communications
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Incurs Theft Loss
Strong Fourth-Quarter Results Expected to Offset Impact of Loss

RICHMOND, Va., January 10, 2017 – The Brink’s Company (NYSE: BCO) today announced that the theft of an international gold shipment in December will result in a fourth-quarter pretax charge of approximately $11 million. Despite the charge, management continues to expect strong fourth-quarter operating results. The company’s 2017 non-GAAP operating profit is expected to be approximately $280 million, an increase of 30% over 2016, at the low end of its prior guidance range of $280 million to $290 million ($272 million to $282 million on a GAAP basis). Fourth-quarter and full-year net income, including the impact of this charge, will be determined when the company’s tax rate and other year-end items are finalized. Fourth-quarter results will be reported on February 7.
The robbery occurred on December 6 and remains under investigation. The customer affected by the theft has been fully reimbursed by Brink’s. If the gold is recovered, or if any portion of Brink’s monetary loss is subrogated to third parties prior to the filing of the company’s Form 10-K, the recovery value will be reflected in 2017 results. Due to the ongoing investigation and related security protocols, Brink’s does not intend to make additional comments regarding the robbery at this time.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in cash management, secure logistics and security solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to fourth quarter and full year 2017 results. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: risks associated with operating in foreign countries; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; changes to estimated liabilities and assets in actuarial assumptions; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

Non-GAAP Guidance
Non-GAAP financial measures described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP financial measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, non-GAAP financial measures are utilized as performance measures in certain management incentive compensation plans.

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